Exhibit 99.1

Waste Management, Inc. Friedman Billings Ramsey Investor Conference December 2, 2008

Certain statements provided in this presentation are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When we use words like "may," "should," "could," "will," "likely," "believe," "expect," "anticipate," "estimate," "project," "plan," "goal," "target," or "outlook," or references to future time periods, strategies, designs, objectives, schedules, projections, intentions, desires, beliefs or feelings, or any of their opposites or any similar expressions, we are making forward-looking statements. We make these statements in an effort to keep stockholders and the public informed about our business. You should view these statements with caution. They are not guarantees of future performance or events. All phases of our business are subject to uncertainties, risks and other influences, many of which we have no control over. These risks and uncertainties are described in greater detail in Waste Management's Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. However, they are not the only risks the company faces; there may be additional risks that we do not presently know or that we currently believe are immaterial that could also impair our business. Additionally, we assume no obligation to update any forward- looking statements as a result of future events or developments. Forward-Looking Statement

This presentation contains (a) Income from Operations (EBIT) and Income from Operations as a Percentage of Revenue (EBIT Margin), Operating Expenses and Operating Expenses as a Percentage of Revenue, and earnings per diluted share, all as adjusted to exclude the impact of asset impairments and unusual items, restructuring charges and labor disruption costs from Oakland and Milwaukee, (b) free cash flow, and (c) Return on Invested Capital (ROIC) as calculated based on Waste Management's Long- term Incentive Plan formula, which are non-GAAP financial measures under Regulation G of the Securities Exchange Act of 1934, as amended. The Company believes that providing investors with these non-GAAP financial measures gives investors additional information to enable them to assess, in the way management assesses, the Company's current and continuing results of operations and cash available for the Company's capital allocation program. A reconciliation of these non-GAAP financial measures to their corresponding GAAP financial measures are included in slides 27 through 34 of this presentation. Non-GAAP Financial Measures

Pricing and Operational Excellence

Operating Strategies Linked to Financial Objectives Profitable Revenue Growth Driven primarily by disciplined approach to pricing Sales force and customer service initiatives designed to increase customer retention and selective acquisition of new accounts Cost Controls through Operational Excellence Continued focus on productivity, safety and maintenance Return Cash to Shareholders Returned $809 million YTD through 3Q 2008 in dividends and share repurchases Suspended share buyback given current credit market conditions Consistent financial objectives of earnings growth, margin expansion, cash flow generation and improved ROIC

Profitable Revenue Growth During 2008, we have continued to focus on our disciplined approach to pricing "Same store" year-over-year collection price increases are the largest drivers of yield In addition, we benefited from our environmental fee increase from 3.0% to 4.2% New business pricing and service fees remain a priority Sales force emphasizes the retention of profitable accounts with additional focus on winning accretive new business We have nearly completed the pricing actions on the remaining Business Improvement Process audits The BIP audits have provided us with an enhanced profitability view of our commercial customer base Our FastLane system has provided enhanced reporting and data for landfill and transfer station pricing increases

Fuel Surcharge and Commodity Pricing Fuel surcharge and commodity pricing are not included in core yield Fuel surcharge is designed to offset fuel price changes Provided additional yield for the first three quarters of 2008: 1.2%, 2.2% and 2.3% Surcharge is updated weekly based on the national avg. price of diesel fuel as published by the Department of Energy and has recently fallen below Q4 2007 prices Recycling commodity prices dropped significantly in Q4 2008 Market dislocation has made it more difficult to sell material We announced on our Q3 2008 earnings conference call that we could see a negative impact of $0.03 per diluted share for the fourth quarter, compared to the prior year period, but recent and forecast pricing could lead to a negative impact of between $0.04 and $0.08

Operational Excellence During 2008, we continue to control costs through gains in productivity, maintenance and safety Safety remains a cornerstone to our operating success Primary driver of savings in risk management Utilize training and routing tools to improve collection productivity Critical to fully capturing the gains from our route audit process Improve maintenance performance by using our COMPASS maintenance system and standard processes Analytics help drive asset utilization and eliminate low usage trucks Reductions in Customer Service Interruptions are a sign that maintenance and operations are working in tandem Our On-Board Computing system further validated during 2008 Successful pilots in Pennsylvania and Texas

Q3 2008 Operating Costs (as a % of revenue)

Year 2005 0.66 2006 0.643 2007 0.631 Operating Costs as a % of Revenue

Safety: Total Recordable Injury Rate (TRIR) 2000 2001 2002 2003 2004 2005 2006 2007 YTD 3Q 08 21 14.8 11.3 8.8 7.6 6.1 4.8 4.3 3.7 Our Safety Performance has Driven the Reduction in our Risk Management Costs 23.4% 22.0% 13.8% 19.2% 22.2% 2000 - Q3 2008 Improvement of 82% = YOY Improvement 30.0% 10.4% 14.0%

Reduction in Average Driver Hours Driver Hours per Workday 5.2% year-over- year improvement from 3Q 2007 due to a combination of divestitures, flexing down of routes and productivity improvements

Financial Review

Summary of 3Q 2008 - Earnings & Margins EPS grew 16.7% from 54 cents to 63 cents Income from Ops (adjusted) grew 7.4% from $591 to $635 million. Margins expanded 60 bps to 18.0% Adjusting for diesel fuel prices, IFO margins grew 100 bps to 18.4% Our broad geographic and business mix continues to be a strength in these uncertain economic times Income from Operations as a percent of revenue as adjusted. See slide 29 for the reconciliation of this non-GAAP financial measure to its corresponding GAAP financial measure.

Adj. Income From Ops - Rolling 4 Quarters Strong and Consistent Trajectory Income from Operations for each quarter has been adjusted for Income/Expense from Divestitures, Asset Impairments and Unusual Items and Restructuring line items, as presented in our quarterly income statements. See slide 26 for the reconciliation of this non-GAAP financial measure to it's corresponding GAAP financial measure. $ Millions

Q1 Q2 Q3 Q4 2005 0.12 0.142 0.153 0.151 2006 0.135 0.158 0.168 0.154 2007 0.151 0.179 0.174 0.169 2008 0.156 0.181 0.18 Income from Operations as a percent of revenue as adjusted. See slides 23-25 for the reconciliation of this non- GAAP financial measure to its corresponding GAAP financial measure. Adjusted Income from Ops Margin Trends 15 straight quarters of YOY margin expansion*

Year Return on Invested Capital See slide 27 for the calculation of ROIC based on the WMI Long-Term Incentive Plan formula.

Year 2005 1405 2006 1451 2007 1506 Free Cash Flow $ in Millions Free cash flow is a non-GAAP financial measure. See slide 28 for the reconciliation of this non-GAAP financial measure to its corresponding GAAP financial measure.

Debt Maturities & Liquidity

Debt Maturities and Liquidity Needs We generate strong and consistent free cash flow $1.2 billion of free cash flow generated YTD through 9/30/2008 Cash on hand exceeds $500 million Do not have seasonal working capital needs Senior note for $386 million matured in November We paid this note utilizing $300 million from our revolving credit facility and $86 million of cash Future maturities include a letter of credit facility due in December 2008 and a $500 million senior note due in May 2009

Waste Management Investment Thesis Recession resistant business Strong consistent cash flows Proven track record of maintaining pricing discipline Culture of operational excellence with ability to flex down costs

Reconciliation of Certain Non-GAAP Measures

Reconciliation of Certain Non-GAAP Measures ($ in Millions Un-audited)

($ in Millions Un-audited) Reconciliation of Certain Non-GAAP Measures

($ in Millions Un-audited) Reconciliation of Certain Non-GAAP Measures

Reconciliation of Certain Non-GAAP Measures

Reconciliation of Certain Non-GAAP Measures

Reconciliation of Certain Non-GAAP Measures

Reconciliation of Certain Non-GAAP Measures ($ in Millions Un-audited)

Reconciliation of Certain Non-GAAP Measures ($ in Millions Un-audited)

Waste Management, Inc. Friedman Billings Ramsey Investor Conference December 2, 2008